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Exhibit 11.1

                          MEDICAL MANAGER CORPORATION
              PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE
                          AND COMMON EQUIVALENT SHARE
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                              PRO FORMA
                                                                        NINE MONTHS          NINE MONTHS
                                                                           ENDED                ENDED
                                                                    SEPTEMBER 30, 1997    SEPTEMBER 30, 1997
                                                                    ------------------    ------------------
Net Income                                                                      $8,144                $7,862
                                                                    ==================    ==================
EARNINGS PER COMMON AND COMMON EQUIVALENT
     SHARE - PRIMARY:
-----------------------------------------

Weighted average common shares outstanding                                      19,284                19,284
Common equivalent shares:
     Stock options                                                                 306                   306
     Stock awards                                                                    1                     1
                                                                    ------------------    ------------------
Common and common equivalent shares - primary                                   19,591                19,591
                                                                    ==================    ==================
Net earnings per share - primary                                                 $0.42                 $0.40
                                                                    ==================    ==================
EARNINGS PER COMMON AND COMMON EQUIVALENT
     SHARE - FULLY DILUTED:
-----------------------------------------

Weighted average common shares outstanding                                      19,284                19,284
Common equivalent shares:
     Stock options                                                                 815                   815
     Stock awards                                                                   12                    12
                                                                    ------------------    ------------------
Common and common equivalent shares - fully diluted                             20,111                20,111
                                                                    ==================    ==================
Net earnings per share - fully diluted                                           $0.40                 $0.39
                                                                    ==================    ==================
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